Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-279840) of Inhibrx Biosciences, Inc. (the Company) of our report dated March 17, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Diego, California
March 17, 2025